Exhibit 99.2


PROXY


                              GOODMARK FOODS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of GoodMark Foods, Inc., a North Carolina corporation ("GoodMark"), hereby appoints Ron E. Doggett and Paul L. Brunswick, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned shareholder at the Special Meeting of Shareholders to be held at 9:00 a.m., local time, on , 1998, at GoodMark's executive offices, 6131 Falls of Neuse Road, Raleigh, North Carolina 27609, and at any adjournment, postponement or continuation thereof, upon the following matter:

Proposal:                  Approval and adoption of the Agreement and Plan of
                           Merger (the "Merger Agreement"), dated as of June
                           17, 1998, among ConAgra, Inc., a Delaware corporation ("ConAgra"), CAG 40, Inc., a North carolina corporation which has not engaged in any material operations since its incorporation and is a wholly-owned subsidiary of ConAgra ("Merger
                           Sub"), and GoodMark, and the transactions contemplated thereunder, including a merger (the
                           "Merger") pursuant to which Merger Sub would be merged with and into GoodMark, with GoodMark being the surviving corporation in the Merger, as more fully described in the accompanying Proxy
                           Statement/Prospectus.

     FOR __________            AGAINST __________          ABSTAIN ________

         This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of GoodMark either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of notice of the Special Meeting and Proxy Statement/Prospectus dated June , 1998 and hereby revokes any proxy or proxies heretofore given.

         By signing a proxy, a GoodMark Shareholder will be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the Special Meeting if GoodMark believes it is desirable to do so. Adjournment or other


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procedural  matters  could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to Shareholders. GoodMark has no plans to adjourn the meeting at this time, but intends to do so, if needed, to promote Shareholder interests.

             (Continued and to be dated and signed on reverse side)


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                           (Continued from other side)

         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


                                            Date:                   , 1998





                                   (Signature of Shareholder or
                                   Authorized Representative)





                                   (Print name)

                                   Please    date   and   sign
                                   exactly  as  name   appears
                                   hereon.    Each   executor,
                                   administrator,     trustee,
                                   guardian,  attorney-in-fact
                                   and other fiduciary  should
                                   sign  and  indicate  his or
                                   her full title. In the case
                                   of stock  ownership  in the
                                   name   of   two   or   more
                                   persons,    both    persons
                                   should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE SPECIAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. FAILURE TO RETURN THIS PROXY WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.



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